Exhibit 10.1

EXECUTION VERSION

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is dated as of January 13, 2020, by and among Golar LNG Partners LP, a Marshall Islands limited partnership (the “Partnership”), Golar LNG Limited, a Bermuda exempted company, and Golar GP LLC, a Marshall Islands limited liability company (each, a “Unitholder” and collectively, the “Unitholders”), and New Fortress Energy Inc., a Delaware corporation (“Parent”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Partnership and Lobos Acquistion LLC, a Marshall Islands limited liability company (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”), providing that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into the Partnership, and each outstanding common unit representing a limited partner interest of the Partnership (“Common Unit”) will be canceled and converted into and represent the right to receive cash as provided in the Merger Agreement;

WHEREAS, each Unitholder beneficially owns such number of Common Units set forth opposite such Unitholder’s name on Schedule A hereto (collectively, such units of Common Units are referred to herein as the “Subject Units”);

WHEREAS, Unitholder B owns such number of general partner units of the Partnership set forth opposite its name on Schedule A hereto; and

WHEREAS, as a condition and inducement to Parent to enter into the Merger Agreement, Parent has required that the Unitholders enter into this Agreement.

NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein and therein, the parties, intending to be legally bound hereby, agree as follows:

1.           Representations and Warranties of each Unitholder.  Each Unitholder hereby represents and warrants to Parent, severally and not jointly, as of the date hereof as follows:

(a)         Due Organization.  Such Unitholder is an entity duly formed under the Laws of its jurisdiction of formation and is validly existing and in good standing under the Laws thereof.

(b)         Authority; No Violation.  Such Unitholder has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly approved by the governing authority of such Unitholder and no other organizational proceedings on the part of such Unitholder are necessary to approve this Agreement and to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by such Unitholder and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of such Unitholder, enforceable against such Unitholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.  Neither the execution and delivery of this Agreement by such Unitholder, nor the consummation by such Unitholder of the transactions contemplated hereby, nor compliance by such Unitholder with any of the terms or provisions hereof, will (x) violate any provision of the governing documents of such Unitholder, (y) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to such Unitholder, or any of its properties or assets, or (z) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, claim, mortgage, encumbrance, pledge, deed of trust, security interest, equity or charge of any kind (each, a “Lien”) upon any of the Subject Units pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Unitholder is a party, or by which it or any of its properties or assets may be bound or affected, except, in the case of this clause (z), for such matters that would not, individually or in the aggregate, impair the ability of such Unitholder to perform its obligations under this Agreement.

(c)         The Subject Units.  As of the date of this Agreement, such Unitholder is the beneficial owner of and, together with the applicable controlling entity or entities of such Unitholder set forth on Schedule A hereto (as applicable, the “Controlling Entities”), has the sole right to vote and dispose of the Subject Units set forth opposite such Unitholder’s name on Schedule A hereto, free and clear of any Liens whatsoever, except for any Liens which arise hereunder, in each case except as disclosed in any Schedule 13D (and any amendments thereto) filed by such Unitholder (and/or its Controlling Entities) prior to the date hereof.  None of the Subject Units are subject to any voting trust or other similar agreement, arrangement or restriction, except as contemplated by this Agreement.  Without limiting the generality of the foregoing, there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Unitholder to sell, transfer (including by tendering into any tender or exchange offer), assign, grant a participation interest in, option, pledge, hypothecate or otherwise dispose of or encumber, including by operation of Law or otherwise (each, a “Transfer”), or cause to be Transferred, any of the Subject Units, other than a Transfer, such as a hedging or derivative transaction, with respect to which such Unitholder (and/or its Controlling Entities) retains its Subject Units during the Applicable Period.

(d)         Absence of Litigation.  There is no litigation, suit, claim, action, proceeding or investigation pending, or to the knowledge of such Unitholder, threatened against such Unitholder, or any property or asset of such Unitholder, before any Governmental Entity that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

(e)          No Consents Required.  No consent of, or registration, declaration or filing with, any Person or Governmental Entity is required to be obtained or made by or with respect to such Unitholder in connection with the execution, delivery and performance of this Agreement and except for any applicable requirements and filings with the SEC, if any, under the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Unitholder of such Unitholder’s obligations under this Agreement in any material respect.

(f)          Reliance.  Such Unitholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Unitholder’s execution and delivery of this Agreement.

(g)         Unitholder Has Adequate Information.  Such Unitholder is a sophisticated seller with respect to the Subject Units and has adequate information concerning the business and financial condition of Parent to make an informed decision regarding the Merger and the transactions contemplated thereby and has independently and without reliance upon Parent and based on such information as such Unitholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.  Such Unitholder acknowledges that Parent has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in the Merger Agreement and this Agreement.

2.            Representations and Warranties of Parent.  Parent hereby represents and warrants to each Unitholder as of the date hereof as follows:

(a)          Due Organization.  Parent is a corporation duly incorporated under the Laws of the State of Delaware and is validly existing and in good standing under the Laws thereof.

(b)        Authority; No Violation.  Parent has full corporate power and authority to execute and deliver this Agreement.  The execution and delivery of this Agreement have been duly and validly approved by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to approve this Agreement.  This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by each Unitholder) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.  Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (x) violate any provision of the governing documents of Parent or the certificate of incorporation, bylaws or similar governing documents of any of Parent’s Subsidiaries, (y) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Parent or any of Parent’s Subsidiaries, or any of their respective properties or assets, or (z) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of Parent’s Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of Parent’s Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

3.           Covenants of Each Unitholder.  Each Unitholder, severally and not jointly, agrees as follows; provided that all of the following covenants shall apply solely to actions taken by such Unitholder in its capacity as a holder of Common Units:

(a)         Agreement to Vote Subject Units.  During the period from and including the date of this Agreement to and including the date of the termination of this Agreement (such period, the “Applicable Period”), at any meeting of the unitholders of the Partnership, however called, or at any postponement or adjournment thereof, or in any other circumstance upon which a vote or other approval of all or some of the unitholders of the Partnership is sought, such Unitholder shall, and shall cause any holder of record of its Subject Units on any applicable record date to, vote:

(i)         to approve the Merger Agreement and any other matter that is required to be approved by the unitholders of the Partnership in order to effect the Merger;

(ii)        against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Partnership or any of its Subsidiaries that is prohibited by the Merger Agreement, unless, in each case, such transaction is approved in writing by Parent; and

(iii)     against any amendment of the Partnership’s certificate of limited partnership or limited partnership agreement or other proposal or transaction involving the Partnership or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any outstanding class of units of the Partnership.

(b)        During the Applicable Period, such Unitholder (and/or its Controlling Entities) shall retain at all times the right to vote all of its Subject Units in such Unitholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 3 that are at any time or from time to time presented for consideration to the Partnership’s unitholders generally.

(c)         During the Applicable Period, in the event that any meeting of the unitholders of the Partnership is held, such Unitholder shall (or shall cause the holder of record on any applicable record date to) appear at such meeting or otherwise cause all of its Subject Units to be counted as present thereat for purposes of establishing a quorum.

(d)         During the Applicable Period, such Unitholder further agrees not to commit or agree, and to cause any record holder of its Subject Units not to commit or agree, to take any action inconsistent with the foregoing during the Applicable Period.

(e)          No Transfers.  Except as provided in Section 3(g), such Unitholder agrees not to, and to cause any record holder of its Subject Units, not to, in any such case directly or indirectly, during the Applicable Period:

(i)          Transfer or enter into any agreement, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of, any of its Subject Units (or any interest therein) to any Person, other than the exchange of its Subject Units for the Merger Consideration in accordance with the Merger Agreement; or

(ii)        grant any proxies, or deposit any of its Subject Units into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Units, other than pursuant to this Agreement.

(f)         Subject to Section 3(g), such Unitholder further agrees not to commit or agree to take, and to cause any record holder of any of its Subject Units not to commit or agree to take, any of the foregoing actions during the Applicable Period.

(g)         Notwithstanding the foregoing, each Unitholder shall have the right to (i) Transfer its Subject Units to an Affiliate if and only if such Affiliate shall have agreed in writing, in a manner acceptable in form and substance to Parent, (A) to accept such Subject Units subject to the terms and conditions of this Agreement, and (B) to be bound by this Agreement as if it were “a Unitholder” for all purposes of this Agreement; provided, however, that no such Transfer shall relieve such Unitholder from its obligations under this Agreement with respect to any Subject Unit or (ii) Transfer its Subject Units in a transaction, such as a hedging or derivative transaction, with respect to which such Unitholder retains its Subject Units during the Applicable Period; provided that no such transaction shall (x) in any way limit any of the obligations of such Unitholder under this Agreement, or (y) effect the ability of the Unitholders to perform their obligations under this Agreement in any material respect.

(h)         Adjustment to Subject Units.  In case of a distribution with respect to the Common Units, or any change in the Common Units by reason of any distribution, split-up, recapitalization, combination, exchange of units or the like, the term “Subject Units” shall be deemed to refer to and include the Subject Units as well as all such distributions and any securities into which or for which any or all of the Subject Units may be changed or exchanged or which are received in such transaction.

(i)         Non-Solicitation.  Except to the extent that the Partnership or the Partnership Board is permitted to do so under the Merger Agreement, but subject to any limitations imposed on the Partnership or the Partnership Board under the Merger Agreement, such Unitholder agrees, solely in its capacity as a unitholder of the Partnership, that it shall not, and shall cause its Affiliates and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information with respect to the Partnership or its Subsidiaries) any Takeover Proposal, (ii)  engage in any discussions or negotiations with any Person that has made a Takeover Proposal regarding such Takeover Proposal,  or (iii) furnish or disclose any information relating to the Partnership or any of its Subsidiaries to a Person who has made a Takeover Proposal (or its Representatives).  Each Unitholder will, and will cause its Affiliates and its and their Representatives to immediately cease any solicitation, encouragement, discussions or negotiations with respect to a Takeover Proposal that are ongoing on or prior to the date of this Agreement. Nothing contained in this Section 3(i) shall prevent any Person affiliated with such Unitholder who is a director or officer of the Partnership or designated by such Unitholder as a director of officer of the Partnership from taking actions in his capacity as a director or officer of the Partnership, including taking any actions permitted under Section 5.4 of the Merger Agreement.

(j)           Unitholder B Consent to the Merger

(i)        Concurrently with or prior to the date of this Agreement, Unitholder B, in its capacity as General Partner, has delivered its consent to the Merger in accordance with Section 14.2 of the Partnership Agreement (the “GP Consent”).

(ii)        Unitholder B agrees that it will not rescind, revoke, cancel, amend, modify or change the GP Consent in any respect prior to, and shall ensure that GP Consent shall remain in full force and effect until, the earlier of (i) the Effective Date or (ii) the termination of the Merger Agreement in accordance with its terms thereunder.  For the avoidance of doubt, Unitholder B may approve a Takeover Proposal following an Adverse Recommendation Change made in accordance with the Merger Agreement.

4.           Notwithstanding Section 3, in the event of an Adverse Recommendation Change (as defined in the Merger Agreement) made in compliance with the Merger Agreement, the obligation of each Unitholder to vote its respective Common Units as to which the Unitholder controls the right to vote in the manner set forth in the foregoing Section 3 shall be modified such that:

(a)          the Unitholders, collectively, shall vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering a number of the Common Units owned by them equal to 20% of the outstanding Common Units of the Partnership as of the Partnership Meeting Date (as defined in the Merger Agreement) entitled to vote in respect of such matter, as provided in Section 3(a); and

(b)          the Unitholders shall cause all remaining Common Units owned by them that are not restricted by the foregoing clause (a) to be voted in a manner that is proportionate to the manner in which all outstanding Common Units (other than Common Units held by the Unitholders) which are voted in respect of such matter, are voted.

5.           Assignment; No Third-Party Beneficiaries.  Except as provided herein, including with respect to each Unitholder’s right to Transfer the Subject Units in accordance with Section 3(g), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties hereto, except that Parent may assign, it its sole discretion, any or all of its rights, interest and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.           Termination.  This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon the earliest to occur of:

(a)          the termination of the Merger Agreement in accordance with its terms;

(b)          the Effective Time;

(c)          the date of any modification, waiver or amendment to the Merger Agreement effected without such Unitholder’s consent that (i) decreases the amount or changes the form of consideration payable to all of the unitholders of the Partnership pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement or (ii) otherwise materially adversely affects the interests of such Unitholder;

(d)          the mutual written consent of the parties hereto; and

(e)          the Termination Date.

In the event of termination of this Agreement pursuant to this Section 6, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, that no such termination shall relieve any party from liability for any breach hereof prior to such termination.

7.           General Provisions.

(a)          Amendments.  This Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

(b)          Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (upon receipt), telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) at the following addresses (or at such other address for a party as specified by like notice; provided that notices of a change of address will be effective only upon receipt thereof):

(i)          If to the Unitholders, to:

Golar LNG Limited
2nd Floor, S.E. Pearman Building
9 Par-la-Ville Road
Hamilton HM 11, Bermuda
Attention:    Karl Staubo
Facsimile:    +44 (0)207 063 7901
Email:          karl.staubo@golar.com
                    GMLLegal@golar.com

With copies (which shall not constitute notice) to:
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112

Attention:    Michael Swidler
Facsimile:    212-259-2511
Email:          michael.swidler@bakerbotts.com

Baker Botts L.L.P.
700 K Street, N.W.
Washington, DC 20001

Attention:    Catherine Gallagher
Email:          Catherine.gallagher@bakerbotts.com

(ii)         If to Parent, to:

New Fortress Energy Inc.
111 W. 19th Street, 8th Floor
New York, New York 10011

Attn:       Cameron D. MacDougall
Email:      cmacdougall@fortress.com

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:    Joseph A. Coco;
                                                               Thomas W. Greenberg
Facsimile:    (212) 735-2000
Email:          joseph.coco@skadden.com;
    thomas.greenberg@skadden.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
1000 Louisiana St., Suite 6800
Houston, TX 77002
Attention:    Eric C. Otness
Facsimile:    (713) 655-5200
Email:          eric.ottness@skadden.com

(c)          Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)         Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

(e)          Entire Agreement.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(f)        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely in that state, regardless of the Laws that might otherwise govern under any applicable conflict of laws principles, except to the extent any provisions of this Agreement which relate to statutory duties, obligations and/or statutory provisions, or which arise under, the Laws of the Marshall Islands (including those applicable to the Merger) shall be governed by and in accordance with the Laws of the Marshall Islands.

(g)        Severability.  If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

(h)          Waiver.  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any provisions of this Agreement may be waived at any time by the party that is entitled to the benefits thereof.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(i)          Further Assurances.  Each Unitholder will, from time to time, (i) at the request of Parent take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things reasonably necessary, proper or advisable to carry out the intent and purposes of this Agreement and (ii) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the intent and purposes of this Agreement.

(j)          Publicity.  Except as otherwise required by Law (including securities Laws and regulations) and the regulations of any national stock exchange, so long as this Agreement is in effect, each Unitholder shall not issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Merger Agreement, except to the extent the Partnership would be permitted to issue any press release or make any public statement in accordance with the terms of the Merger Agreement.

(k)          Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

8.          Unitholder Capacity.  Each Unitholder signs solely in its capacity as the beneficial owner of its Subject Units and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, Affiliate or representative of such Unitholder who is or becomes an officer or a director of the Partnership in his or her capacity as an officer or director of the Partnership, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.  Each Unitholder signs individually solely on behalf of itself and not on behalf of any other Unitholder.

9.           Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages would not be a sufficient remedy of any such breach.  It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the parties hereto shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of money damages.  Notwithstanding the foregoing, Parent agrees that with respect to any damage claim that might be brought against any Unitholder, any of its Affiliates under this Agreement, and without regard to whether such claim sounds in contract, tort or any other legal or equitable theory of relief, that damages are limited to actual damages and expressly waive any right to recover special damages, including, without limitation, lost profits as well as any punitive or exemplary damages.  In the event of any litigation over the terms of this Agreement, the prevailing party in any such litigation shall be entitled to reasonable attorneys’ fees and costs incurred in connection with such litigation.  The parties hereto further agree that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware) and any appellate court from any thereof.  In addition, each of the parties hereto (a) consents that each party hereto irrevocably submits to the exclusive jurisdiction and venue of such courts listed in this Section 9 in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that each party hereto irrevocably waives the defense of an inconvenient forum and all other defenses to venue in any such court in any such action or proceeding, and (c) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE ANY OF SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

10.        No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent or any other Person any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Units.  Subject to the restrictions and requirements set forth in this Agreement, all rights, ownership and economic benefits of and relating to the Subject Units shall remain vested in and belong to each Unitholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person to direct the Unitholder in the voting of any of the Subject Units (except as otherwise specifically provided for herein).

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

NEW FORTRESS ENERGY INC.

By:	/s/ Christopher Guinta
Name: Christopher Guinta
Title: Chief Financial Officer

[Signature Page Support Agreement]

GOLAR LNG LIMITED

By:	/s/ Georgina Sousa
Name: Georgina Sousa
Title: Director

[Signature Page Support Agreement]

GOLAR LNG PARTNERS LP

By:	/s/ Karl Fredrik Staubo
Name: Karl Fredrik Staubo
Title: Authorized Signatory

GOLAR GP LLC

By: GOLAR LNG LIMITED, as sole member

By:	/s/ Georgina Sousa
Name: Georgina Sousa
Title: Director

[Signature Page Support Agreement]

Schedule A

Name of Unitholder	Number of Common Units	Number of General Partner Units
Golar LNG Limited	21,333,586	–
Golar GP LLC	-	1,436,391

A-1